• Expanding barrel warehouse capacity - $20MM investment • Building our barreled whiskey inventory - Investment up $17MM vs. 2014 to $28MM - Potential uses: - Support own brands - Strategic partnerships - Sell on open market – potential value 3X • Attracting, developing and retaining talent

• Mix shift to higher value products will reduce overall impact of commodity prices • Disciplined approach to managing commodity costs - Formula-driven pricing - Locking in margins - Passing through significant swings in cost • Strengthened supplier partnerships

• Named Distiller of the Year by Whisky Advocate • Joined The Distilled Spirits Council • Added to the Russell 2000 and the Russell 3000 index funds • Received “Circle of Champions” award for the diversity represented on our Board of Directors • Honored as Large Business of the Year in Lawrenceburg, Indiana, and Business of the Year in Atchison, Kansas

Fav / (Unfav) vs Prior Year $MM $MM % Distillery Products $270.2 $13.7 5.3% Ingredient Solutions 57.4 0.5 0.9% Total $327.6 $14.2 4.5% NET SALES YEAR ENDED 12/31/2015 • Both segments contributing to growth • Distillery products growth driven by food grade alcohol, +10.5% • Ingredient solutions growth driven by specialty wheat starches, +6.3% KEY DRIVERS

GROSS PROFIT MARGINS ANNUAL PERCENT OF NET SALES • Net Sales shift to more profitable products • Effective price management during commodity declines • Improved plant efficiencies KEY DRIVERS 6.6% 9.1% 17.9% 2013 2014 2015

2014 Distillery Gross Profit Ingredients Gross Profit SG&A 2014 Insurance Recoveries 2015 OPERATING INCOME DRIVERS 2014 TO 2015 – $MM $16.6 $28.3 $1.8 $(5.6) $(8.3) $32.8

2014 Operations 2014 Insurance Recoveries Equity Investments (ICP) Interest Expense Shares Taxes Rate Change 2015 EARNINGS PER SHARE DRIVERS 2014 TO 2015 $1.32 $1.30 $(0.44) $(0.21) $0.01 $0.02 $(0.52) $1.48

Net Income Depreciation and Amortization Investment in Barreled Distillate Other Operating Cash Drivers Cash Provided by Operations CASH FLOW DRIVERS YEAR ENDED 2015 – $MM Source / (Use) Amount Capital Ex. $(30.5) Dividends (1.1) Share Repurchases (15.4) Financing/Other 28.3 Total $(18.7) $26.2 $12.4 $(17.2) $(2.7) $18.7

2014 2015 DEBT TO EBITDA – $MM Debt EBITDA • 2015 YE Debt to EBITDA Ratio of .65 • $33MM Available on Credit Facility at 12/31/15 $9.9 $33.5 $39.1 $51.3 See Appendix for GAAP to Non GAAP Reconciliation

2016 and Long Term Guidance : • Operating income is expected to increase by a compound annual growth rate in the ten to fifteen percent range over the next three years. • 2016 net sales percentage growth is expected to accelerate into the high single digits. • 2016 gross margin gains are expected to be moderate following strong 2015 improvement. • 2016 effective tax rate is forecast to be 35% and shares outstanding are expected to be approximately 16.7 million, reflecting the benefit of the 2015 share repurchase. • Due to challenging and volatile conditions in the fuel ethanol market, ICP's 2015 level of profitability may not be sustainable in 2016.

• MGP’s distillery in Lawrenceburg has a rich history starting in 1847 when it opened as the Rossville Union Distillery. It was purchased by MGP in 2011 for $13.3MM. Today, MGP uses the facility to produce world-class bourbon, whiskeys, gin, and vodka. • As part of MGP’s invest-to-grow strategy, we launched a multi- million dollar investment in a 20-acre campus adjoining the company's current facility to refurbish existing warehouse buildings and construct new warehouses. • We also recently upgraded our dryer capacity, increasing our ability to handle DDG (distillers dried grain).

• In 1941, Cloud L. Cray, Sr., founded Midwest Solvents Company to meet the wartime demands for industrial alcohol. • Today, MGP’s integrated plant in Atchison, Kansas produces vodka, gin, and pharmaceutical grade alcohol, as well as specialty starch and protein food ingredients products.

• MGP provides formulations (both standard and custom) for a wide variety of beverage alcohol products: • Vodka • Gin • Whiskey • Bourbon • Rye

KEY GNS Gin Whiskey DDGS Distillation Distillation (Removing Congeners) Distillation (Over Botanicals) MGP Alcohol Product MGP Process Step Maturation Barreling Grain Processing Cooking Fermentation Drying & Evaporating

• Corn: Is the most common grain used in the production of spirits. Bourbon must be 51% corn. • Barley: Is also used in the manufacture of bourbon and whiskey, adding a unique roasted note. • Rye: Used in bourbon and other whiskey where it adds a spicy note. Rye whiskey must be 51% rye but MGP makes a 95% rye product. By its nature, rye is sticky and can be difficult to handle. • Wheat: Generally, it adds a smooth or sweet note to whiskey or vodka. • Milo/Sorghum: Can be used as an alternative to corn.

• Grain Processing: After the grain is inspected for quality, the grain is processed through dry milling where grains are hammer milled into a medium-to-fine grind meal. • Cooking: The meal is mixed with water to be cooked, cooled, and liquefied. • Fermentation: Yeast is added to the cooled and liquefied mash, and the yeast, which is a living organism, converts sugar to ethyl alcohol. • Distillation: Distillation is a process to separate components based on differences in boiling points.

• Barreling: Certain alcohols, such as whiskey, are stored in oak barrels and aged to reach their full potential. • Maturation: During aging, cycles of heat and cold in the warehouse causes the whiskey to expand and contract. Over time, the whiskey picks up all of its color and much of its distinctive flavor and bouquet from the barrel and maturation conditions. • Distribution: After a quality inspection, MGP alcohol is distributed to our customers by rail and trucking.

• Production of broad array of spirits. • Twelve listed whiskey mash bills. • Develop wide variety of custom mash bills to meet customer needs. • Rye, corn, wheat, barley, milo. • Flexibility to produce in small or large quantities. • Produce multiple mash bills simultaneously. • Work with high-rye mash bills. Rye is difficult to process. • Ample production, barreling and storage capacity and capability. • Vodkas and gins from corn, wheat. High/low proof gin, non-GMO. • Decades of experience in product innovation/R&D, quality, engineering, production and supply chain/logistics.

Safety and Environmental Management System Since 2009, MGP Ingredients, Inc. has been registered to ISO 14001 and OHSAS 18001 ISO 14001: an environmental management system from the International Organization of Standardization. OHSAS 18001: an international safety and environmental management system developed by a combination of standards associations.

• MGP has been BRC Certified every year since 2011. • For each BRC audit, MGP has received the highest grade possible. • BRC is part of the Global Food Safety Initiative (GFSI) to assure safe food around the world.

• Hundreds of years of experience and know-how. • Nationally recognized Master Distiller Greg Metze • Robust engineering, quality and operations staff • Deep know-how in whiskey and spirits manufacturing • Strong training and development programs • Rigorous supply chain and manufacturing process, from grain handling to barreling. • State-of-the-art lab and R&D.

• Long-term strategy in place • Strong focused team • Great progress against financial and strategic goals • Investment driving long-term growth • Well positioned against macro trends

• GAAP to Non GAAP Reconciliations • Cash flow details

Reconciliation of GAAP to Non GAAP Measures EBITDA (Dollars in Thousands) 2015 2014 Net Income 26,191$ 23,675$ Interest 534 816 Taxes 12,227 2,265 Depreciation / Amortization 12,382 12,325 EBITDA 51,334$ 39,081$ Total Debt (See Note 4 of 10K/A) 33,460$ 9,899$ Debt to EBITDA 0.65 0.25

Cash Flow Detail Year ended 2015 Other Operating Cash Flow Financing Other $M $M Adjustments to reconcile net income (loss) to net cash provided by operating activities Loan fees incurred with borrowings (348)$ Share based compensation 1,414$ Principal payments on long-term debt (1,641) Excess tax benefits 453 Proceeds on long-term debt 2,700 Equity method investment (earnings) loss (6,102) Proceeds from credit facility 26,092 Deferred income taxes, including change in valuation allowance 1,349 Principal payments on credit facility (3,338) (Increase) decrease in cash 4,894 Changes in operating assets and liabilities Receivables, net 2,002 28,359$ Inventory (24,260) Less Inventory change in barreled distillate 17,164 Prepaid expenses 117 Refundable income taxes 1,073 Accounts payable 3,653 Accounts payable to affiliate, net (1,042) Accrued expenses 2,351 Deferred credits (697) Accrued retirement health and life insurance benefits, pension obligations, and other noncurrent liabilities (703) Other 481 (2,747)$ Note: All amounts are per Consolidated Statement of Cash Flows in 2015 10K/A